Lancaster & David
Chartered Accountants


                                               Incorporated
                                            Partners
                                            David E.
                                            Lancaster, CA
                                            Michael J.
                                            David, CA




















               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our Auditors' Report dated April 9, 2003, on the financial statements of Bluestone Ventures Inc. as at December 31, 2002 in the Form SB-2 Registration Statement dated June 9, 2003 filed by the Company when such financial information is read in conjunction with the financial statements referred to in our Report.


                                      "Lancaster & David"  signed

                                            Chartered Accountants


Vancouver, Canada
June 9, 2003